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                                                                   EXHIBIT 23.22



DELOITTE TOUCHE TOHMATSU                                                Deloitte
Avenda Tancredo Neves 1.283-S1. 401/402                                   Touche
Edificio Empresarial Omega                                              Tohmatsu
41820-021 Salvador - Ba
Brasil

TEL: (71) 341-4454
FAX: (71) 341-0541
www.deloitte.com.br

Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our reports dated January 22 and February 24, 2000, relating to the financial statements of (SIBRA ELETROSIDERURGICA BRASILEIRA S.A., Parent Company and Consolidated) for the years ended December 31, 2000, 1999 and 1998 which appear in such Registration Statement.

Salvador, Brazil, 2002

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

/s/ Jose Othon Tavares de Almeida
Jose Othon Tavares de Almeida
Partner